UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2010

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

001-33628

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 23, 2010 Energy XXI (Bermuda) Limited (the “Company”) realigned its organizational and management structure.  In connection with the realignment, Steven A. Weyel resigned his positions as President, Chief Operating Officer and member of the Board of Directors of the Company, which resignation is also effective July 23, 2010.

Under the realignment, Ben Marchive, currently Senior Vice President of Operations, will become the Executive Vice President of Exploration and Production, overseeing the Company's operations and land departments, Chief Financial Officer, West Griffin, will take on added responsibility for corporate development and Chief Accounting Officer and Chief Information Officer, Hugh Menown, will add the title of Senior Vice President.

Item 8.01. Other Events.

On July 20, 2010 the Company issued a press release announcing Mr. Weyel’s resignation as President, Chief Operating Officer and member of the Board of Directors of the Company.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: July 23, 2010	By	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

99.1	Press Release issued July 20, 2010